UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 26, 2010

DELTRON, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-130197	86-1147933
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

1377 Markon Drive

Garden Grove, 92841
(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  (714) 891-1795

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On May 26, 2010, the Company entered into an Asset Purchase Agreement (the “Agreement”) with Blu Vu Deep Oil & Gas Exploration, Inc., a Nevada corporation (Blue Vu”).  Under the terms of the Agreement, the Company purchased substantially all of the assets of Blue Vu, consisting of, but not limited to, all stock of Blu Vu’s subsidiary, Elasco, Inc., certain intellectual properties, computer programs and software, contracts, claims and accounts receivables associated with the operation of Blue Vu’s business of developing underwater deep breathing apparatus.  In consideration of the sale of the assets of Blue Vu, the shareholders of Blue Vu, as listed in the Agreement, will receive restricted common shares of the Company totaling 123,978,980.  No other consideration will be exchanged in the transaction.

SECTION 2 – FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 26, 2010, the Agreement, as described in Item 1.01 above, closed.  123,978,980 shares of restricted common stock were issued to the shareholders designated in the Agreement, and all assets of Blu Vu were transferred to the Company.

SECTION 5- CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Changes in Control of Registrant

As described in Item 1.01 above, the Company entered into an Asset Purchase Agreement on May 26, 2010.  Under the terms of the Agreement, the Company agreed to purchase all of the assets of Blu Vu in exchange for 123,978,980 restricted shares of the Company’s common stock.

Item 5.06 Change in Shell Company Status

Immediately prior to the closing of the Agreement, as described in Items 1.01 and 2.01 of the Report, the Company was defined as a shell company, as that term is defined in Rule 12b-2 under the Exchange Act, and is therefore providing herein information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act.  This information reflects all classes of the Company’s securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of this transaction.

Item 1.  Business

BUSINESS

Business Development

Deltron, Inc. (“Deltron”) was incorporated in the State of Nevada on September 14, 2005.  Deltron is a public developmental stage holding company currently listed on the over-the-counter (OTC) exchange under the symbol DTRO.  It was formed as a land development company that intended to construct rental housing units in Costa Rica.  It decided prior to the end of the fiscal year ended September 30, 2009, to redirect their business focus towards identifying and pursuing options regarding the development of a new business plan and direction.

On October 22, 2009, the Company entered into a Letter of Intent with Blu Vu Deep Oil & Gas Exploration (“Blu Vu”).  As of this filing, the companies entered into an Asset Purchase Agreement under which Deltron has acquired all of the assets of Blu Vu, including, but not limited to, all of the stock of Blu Vu’s subsidiary, Elasco, Inc., in exchange for 123,978,980 shares of restricted common stock of Deltron.

Blu Vu, originally formed in June of 2008, is a technology company focused on the development of deep-sea exploration breathing technology for the oil and gas industries; as well as for use in fire and rescue, mining, hazardous materials industries, and recreational diving.  Under the technical guidance of internationally renowned deep-sea diver, Dr. Jeffrey Bozanic, the Company expects to manufacture and mass market proprietary breathing equipment developed specifically for the oil & gas, mining, military, and safety industries, as well as the emerging market of recreational divers.  Under the terms of the Agreement, Deltron acquired all of the assets associated with the operation of Blu Vu’s business.

Additionally, Deltron intends to seek complementary businesses to enhance its growth by acquiring companies with historically profitable results, strong balance sheets, high profit margins, and solid management teams in place.  Under the assumption of finding appropriate target companies, Deltron expects to fulfill its strategic growth plan with additional acquisitions during each of the next several years.

On March 24, 2009, Blu Vu acquired Elasco Inc., an engineered plastics and polyurethane molding company with a production facility in Southern California.  Elasco is a leader in polyurethane and plastics technologies.  Elasco has been in business since 1979 producing a variety of recreational and industrial products used in dynamic applications made mainly from polyurethane.  The company also has injection molding capability of reinforced and non reinforced plastics and produces many parts for its internal use as component parts in various assemblies.  In what is currently a fragmented market, Elasco and Deltron expect to fill the need for improved, safer and more efficient breathing technology.  This acquisition of Elasco is intended to allow Deltron to manufacture its proprietary Rebreather technologies, as well as provide new synergies among future acquired companies that may develop, allowing for greater cost effectiveness, thus further enhancing each individual company’s strengths.

The molded polyurethane products segment that Elasco operates in is an industry that is extremely fragmented.  Most companies operate in niche markets providing very specific products to their customer base.  The majority of these companies use a lesser amount of automation than Elasco does.  They also have significantly higher raw material costs because they typically purchase premixed packages through sources that significantly mark up the price of the base materials.  Elasco has a “vertically integrated” production facility that enables it to purchase raw materials at a significant discount from the typical price of premixed products.  We expect to target companies for acquisition that have synergies that will benefit from advantages in productivity and raw material costs that Elasco can provide in order to maximize the profit potential of those companies.

PRODUCTS

Rebreather Systems

“Normal” scuba is an open circuit system.  Combining a high-pressure cylinder and a demand regulator, a diver inhales gas at ambient pressure, uses a little of the oxygen in the gas, and then exhales.  When the diver exhales the gas, it bubbles to the surface, carrying as much as 98% of the original oxygen it contained.  The “open circuit” comes from the fact that the exhaled gas is released on every breath.

The advantage that a rebreather has over “normal” scuba system is that it recirculates the gas a diver is breathing, allowing the diver to breath from the same gas over and over again after removing the carbon dioxide generated by human metabolism.  Rebreathers provide gas to the diver in an optimal mix for the depth at which they are diving.  The system adds oxygen and other gases to make up what is consumed.  Because the gas is reused, instead of being “thrown away” with every breath, a diver can remain underwater far longer on much less gas.  In fact, for some dives, rebreathers can be as much as fifty times more efficient on gas consumption than standard scuba tanks. This minimizes decompression obligations, or in some cases eliminates it for shallower working dives.  Less decompression time means more working time, and greater cost efficiency for the project.

A significant expense item for working divers is the availability and cost of the breathing gas. At the depths in which oil production is occurring, the bulk of the gas being breathed by the divers is helium.  Since helium is a scarce commodity (compared to air typically used by divers), it is much more expensive.  Closed circuit rebreathers of the type Deltron intends to sell, allows divers to minimize gas use, in some cases using less than 0.5% of the gas consumed during a 3-hour dive using comparable open circuit breathing technology.

One of the most significant factors in working at great depths is the breathing resistance experienced by the diver. Merely inhaling and exhaling literally exhausts the diver, rendering them incapable of accomplishing any useful work in some situations.  This resistance comes from two factors: the resistance from the equipment, and the resistance of the divers’ lungs.  The technology being developed by Blu Vu circumvents these issues by providing what can essentially be thought of as a “power-assisted” breathing function.

Benefits of Blu Vu Rebreather technology

•Maximizes No-Decompression Time

•Extended diving depth capability

•Stealth - No bubbles

•Negligible limits to Air Travel after Diving

•Ship bottom inspections

•Size & weight of equipment package reduced

•Helium cost and consumption minimized

Products - Polyurethane

Elasco makes products for the recreational roller skate and skateboarding markets.  They are of the high performance type used by dedicated enthusiasts in those sports.  These products are sold to O.E.M. customers, who market and distribute them through channels specific to their individual retail outlets, as well as by direct marketing through their internet sales sites.  Most are sold through distribution channels of specialty stores and roller rinks. They are differentiated from the typical product found in larger retail stores in that they are not considered a toy category, but rather a sporting good.

Elasco also produces a variety of industrial products that are used on assemblies and machinery where a long life cycle is needed.  Some typical products are exercise equipment rollers, bowling pin setter pads and liners, and fire hydrant seals.  Elasco’s polyurethane polymers excel in the gap between rubber and plastics, but can mimic many rubbers and plastics with specific formulations that optimize those characteristics.  A recent formula developed exclusively by Elasco uses a natural soy-based resin as an ingredient to make an elastomer that performs like other hydrocarbon derived polyurethanes.  This reduces related carbon emissions from the manufacturing process for that resin by 36%.  This product is marketed as a green alternative to oil based products, and is finding favor in the youth market that many of Elasco’s products service.  The versatility of its compounding provides Elasco with a wide range of performance characteristics outperforming other materials with:

•Excellent abrasion resistance

•High tensile and tear strengths

•Flexibility over a wide range of temperatures

•Increased elasticity over the entire hardness range

•High impact resistance and vibration dampening

•Excellent resistance to oils, greases, and many solvents

•Good weatherability

•Resistance to fungal and microbial attack

•Ability to bond to metals, other rubbers, plastics, and polymer compounds

•High load bearing capabilities

MARKETS

Rebreather Systems

Deltron has a strategy of growth through targeted industry marketing of proprietary Rebreather technology solutions that will increase productivity in commercial diving applications as well as improve the diving experience for the recreational diver.

Rebreather products of the type Deltron anticipates producing provide many benefits over conventional open circuit breathing equipment.  Those benefits are even more significant when extended time and greater depth are desired or required.

Mining

Rebreathers were originally developed in the 1700s as safety equipment for the mining industry.  Mine collapses, underground fires, and toxic gas accumulations experienced by miners all demanded a supply of safe breathing gas.  However, it is impossible for a miner to carry an adequate supply in open circuit cylinders, due to the weight and bulk of the equipment.  Rebreathers provide superior performance, as the efficiency of this equipment far surpasses open circuit options.

Fire & Rescue

Fire fighters generally use rebreathers in fires where more than thirty minutes of air is needed.  Existing air tanks last about one half hour, while rebreathers can last several hours without a substantial weight penalty.  High rises and large building fires require gas supplies with extended durations for fire fighters.

Hazardous Materials

Rebreathers also play a part in industrial safety applications, where people work in hazardous environments.  Industrial settings, such as sewage treatment plants and underground work locations, often accumulate toxic gases.  When these environments need to be accessed, either the entire volume must be ventilated, an expensive and time-consuming job, or workers must wear self-contained breathing apparatus.

Military & Special Ops

For decades the military has used rebreathers for a wide range of activities. Typical operational uses include covert access, defusing explosive munitions, and specialized under cover operations.  An historical example of when mixed gas CCRs were used for espionage purposes was when divers tapped telephone cables used by the Soviet Union during the cold war.  Locked out of submarines at depths of up to 400 fsw / 120 msw, divers using rebreathers placed instrument packages on these cables, allowing United States intelligence units to gather information gleaned from supposedly secure communication sources.  Deltron equipment will be capable of this type of work, with the same advantages of increased depth capability and reduced package size.

The post-9/11 environment has seen the use of rebreathers extend from traditional military users to other paramilitary groups focused on anti-terrorism and drug interdiction activities, such as county SWAT teams, Coast Guard, and other harbor monitoring groups.  It is likely in the years ahead that both the quantity and scope of activities requiring rebreather use by armed forces will increase.

The U.S. Navy has been actively seeking to upgrade and replace the rebreathers in fleet use.  While many commercially available units have been tested, none have met the criteria being sought.  The U.S. Navy is considering replacement of the units used by both their Special Forces teams, like the SEALs, as well as their Explosive Ordinance Demolition (EOD) units.

Special Forces teams routinely utilize oxygen CCRs when making covert insertions into enemy occupied territory.  They also use oxygen rebreathers when planting devices on enemy ship hulls, such as listening or tracking devices, or mines or other explosives.  Oxygen rebreathers are used because they are small, light and compact.  The problem with these devices is that any time spent below 20 fsw / 6 msw is hazardous, subjecting the user to high risk of seizures from oxygen toxicity. On the other hand, with a mixed gas rebreather with similar physical properties, it would significantly increase the safety of some operations.

Mixed gas CCRs are often used by military EOD teams to defuse or explode mines.  Rebreathers can be manufactured to have low noise and magnetic signatures, and also allow divers to spend hours at depths up to 60 fsw / 18 msw with no decompression penalties, ideal for this type of work.  The rebreathers under development by Blu Vu provide these same capabilities, in a much smaller, lighter, and more reliable package.

Since the terrorist attacks on the World Trade Center in New York on September 11, 2001, many agencies sharing responsibility for protecting the country’s harbors, oil production facilities, and strategic infrastructure such as bridges are now considering using rebreathers to advance their aims in these endeavors. Some of the agencies include the United States Coast Guard, county Sheriff dive teams, county and local Special Weapons and Tactics (SWAT) teams, and other law enforcement groups.

Deltron intends to capitalize on the continuing drive to upgrade and modernize the equipment being used by today’s military and public safety dive teams.

Recreational Diving

Rebreather technology represents one of the fastest growing segments of the civilian diving market.  About two dozen private makers of rebreather systems and components constitute what is a fragmented market.  Importantly, no single manufacturer is currently capable of mass commercialization.  Deltron expects it will fill the market void.

There are approximately five million active recreational scuba users globally, and a quarter of a million newly trained recreational divers added per year. Even if the growth rate remains flat or moderates, gross sales for new scuba users are nearly $600 million.

POLYURETHANE MARKETS

High load-bearing capacity (two to four times that of conventional rubber), long wear (three to six times that of conventional rubber, cut resistance, low rolling resistance and non-marking of concrete floors are principal reasons why urethanes are preferred.

Urethanes are currently used in the manufacture of everything from skate and roller-coaster wheels to conveyor drive rollers.  Weatherability, shock absorption and abrasion resistance are the principal reasons, but high load-bearing properties, resilience, non-marking characteristics, and strong bonding to metal hubs are also important.

Sanitary waste facilities create harsh environments, but urethanes outperform other elastomers in these guide wheels.  The mining separator screens are another example in which superior abrasion, impact and cut resistance combine with resilience to provide long service life.

The high compression forces required to deflect urethanes are used in metal-forming operations.  Forming costs are reduced because the need for matched punches and dies is eliminated.  Urethanes do not scratch metal.

Snowplow blades prevent road damage while resisting abrasion and providing impact resistance at very low temperatures.

The castable nature of urethanes permits precision cast locators and fixtures to be used in automated assembly operations.  While holding dimensional tolerances, urethanes resist wear and impact.

Resistance to wear and flex fatigue under extreme weather conditions makes urethane tracks reliable in snowmobiles.

Mining applications such as paddle wheels provide long life in abrasive slurries.

Snowblower manufacturers have used a urethane elastomer auger for a new lightweight unit.  The urethane elastomer provided abrasion resistance and eliminated the corrosion problems of the steel augers it replaced.

Many types of cogs, star wheels, sprockets and gears can employ the high-modulus urethanes to reduce noise while transmitting power.

Today’s top-of-the-line bowling balls are cast urethane.  They offer a more consistent level of performance, long life, and less deflection when hitting pins, which translates into higher scores.  Good bowlers find the balls can be made to “hook” more for higher scores.

Silk-screening applications require durability for the straight edges, flexibility, and solvent resistance without damaging the screen itself.  The castable nature of urethanes – which do not require high pressure like typical rubber and plastic – permits quick, low-cost molds and fast response time in many cases.

Urethanes are currently used in the manufacture of everything from skate and roller-coaster wheels to conveyor drive rollers.  Weatherability, shock absorption and abrasion resistance are the principal reasons, but high load-bearing properties, resilience, non-marking characteristics, and strong bonding to metal hubs are also important.

Employees

As of the date of this Report on Form 8K, our only employee is our sole officer and director, Henry Larrucea.  As the Company pursues its new business plan as described herein, additional employees will be added.

Bankruptcy or Similar Proceedings

The Company has not been involved in any bankruptcy, receivership or similar proceedings.

Item 2.  Financial Information

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described. This discussion contains forward-looking statements. Please see “Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements.

The following discussion and analysis of the Company’s financial condition and results of operations are based on the preparation of our financial statements in accordance with U.S. generally accepted accounting principles.  You should read the discussion and analysis together with such financial statements and the related notes thereto.

Results of Operations

We are a development stage corporation.  We have generated no revenues from our business operations since inception and have incurred $97,851 in expenses through September 30, 2009, and $123,944 for the period ended March 31, 2010.

The following table provides selected financial data about our company for the year ended September 30, 2009 and 2008, and the quarter ended March 31, 2010.

Balance Sheet Data	March 31, 2010	September 30, 2009	September 30, 2008
Cash and cash equivalents	$-	$10.985	$23,541
Total assets	-	$51,642	$76,712
Total liabilities	8,044	$43,593	$43,165
Shareholders’ equity (deficit)	(8,044)	$8,049	$33,547

Net cash provided by financing activities since inception through March 31, 2010, was $10,500, consisting of funds advanced from a related party.

Liquidity and Capital Resources

Our cash and cash equivalents balance as of March 31, 2010, and September 30, 2009, were $0 and $10,985, respectively.

We are a development stage company and currently have no operations.

We do not have sufficient funds on hand to pursue our business objectives for the near future or to commence operations without seeking additional funding. We currently do not have a specific plan of how we will obtain such funding.

Loans to the Company

Since inception, we received $42,265, in loans from Mr. Phillips, a former director and officer of the company.  This amount owed to Mr. Phillips was cancelled in exchange for transferring our Costa Rican Subsidiary to him, Deltron Holdings Corporation SA, on February 19, 2010.

On March 17, 2010, we received $10,000, in an unsecured convertible promissory note bearing interest of 5% from a stockholder.  The note is due on September 1, 2010, and is automatically convertible on September 17, 2010, in lieu of payment of the indebtedness, for a number of shares of our common stock equal to the indebtedness at the amount of 30% of the bid price on an average of the closing of the previous three days of trading.

We have minimal operating costs and expenses at the present time due to our limited business activities.  We will, however, be required to raise additional capital over the next twelve months to meet our current administrative expenses, and, additionally, we may do so in connection with or in anticipation of possible acquisition transactions. This financing may take the form of additional sales of our equity or debt securities to, or loans from, our majority stockholder, or from our sole officer and director.  There is no assurance that additional financing will be available from these or other sources, or, if available, that it will be on terms favorable to us.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Plan of Operation

Our auditors have issued a going concern opinion on our September 30, 2009, audited financial statements, refer to note 7. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months unless we obtain additional capital to pay for our expenses. This is because we have not generated any revenues and there is no assurance we will ever reach this point. Accordingly, we must raise sufficient capital from other sources. Our only other source for cash at this time is investments by others and loans from a director. We must raise cash to stay in business.

We were a development stage company that had no operations, no revenue, no financial backing and limited assets.  We had originally planned to develop our property in San Jose, Costa Rica, to rent two three-bedroom apartments to middle income families.  Recently, the Company has decided to redirect its business focus towards identifying and pursuing options regarding the development of a new business plan and direction.  The Company is currently seeking ventures of merit for corporate participation as a means of enhancing stockholder value.

We previously did not engage in any product research and development, but expect to do so in the foreseeable future.  We expect to add employees as our business develops.

Item 3.  Properties

Deltron’s principal place of business and corporate offices is located at 11377 Markon Drive, Garden Grove, CA 92841.  We have no intention of finding office space to rent during the development stage of the company and we will operate from these premises for the time being.  Since we have been given access to office space free of charge, no rental agreement is in place and we are subject to eviction without notice at any time.

Item 4.  Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the beneficial ownership of our common stock known by us as of the date of closing of the Asset Purchase Agreement:

•

each person or entity known by us to be the beneficial owner of more than 5% of our common stock;

•

each of our directors;

•

each of our executive officers; and

•

all of our directors and executive officers as a group.

The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on such date and all shares of our common stock issuable to such holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by such person at said date which are exercisable within 60 days of May 26, 2010. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse.

Name and Address of Beneficial Owner	Title of Class (1)	Shares of Common Stock Beneficially Owned(1)	Percentage Ownership(2)
Acadia LLC 131 E. Oakland Drive Saint Rose, LA 7008	Common	45,000,000	6.63%
Amber Sunset Ventures, LLC 172 E. Bullion Marysvale, UT 84750	Common	45,000,000	6.63%
Bayou Business 4041 Williams Blvd. Ste A9 #192 Kenner, LA 70065	Common	50,000,000	7.37%
Capital Formula PO Box 3923 Carson City, NV 89072	Common	45,000,000	6.63%
Star IR, Inc. 1802 N Carson St. 240E Carson City, NV 89702	Common	35,000,000	5.16%

Henry Larrucca, President, CEO, CFO, Treasurer, Director 56-141 Maika Way Kaleiwa, HI 96712	Common	82,021,000	12.09%
All officers and directors as a group (1 person)		82,021,000	12.09%

(1)

As used herein, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) during the next 60 days.

(2)

Percentage based upon 678,478,980 shares of common stock issued and outstanding as of May 17, 2010.

Securities Authorized for Issuance Under Equity Compensation Plans

We have not adopted any equity compensation plans since our inception.

Item 5.  Directors and Executive Officers

Executive Officers, Directors and Key Employees

Directors serve until the next annual meeting of the stockholders; until their successors are elected or appointed and qualified, or until their prior resignation or removal.  Officers serve for such terms as determined by our board of directors.  Each officer holds office until such officer’s successor is elected or appointed and qualified or until such officer’s earlier resignation or removal.  No family relationships exist between any of our present directors and officers.

The following table sets forth certain information, as of May 17, 2010, with respect to our directors and executive officers.

Henry Larrucea Deltron CEO/President, Blu Vu CEO/President, Elasco CEO

Henry Larrucea, currently C.E.O. of Deltron, was one of the original founders of the Elasco in 1979 and had been its sole shareholder from 2001 thru 2008.  Mr. Larrucea brings over three decades of continuous leadership, management and executive experience in high volume manufacturing environments for consumer recreational markets to Deltron.  He is responsible for overall management oversight and strategic long term planning. Mr. Larrucea’s corporate responsibilities include business development, marketing, and acquisition prospect development and management.

He also has expertise in all aspects of product development. Mr. Larrucea is directly involved in new product design and development including concept validation, engineering review and tooling design. He also has extensive experience in production process implementation and maintenance. He has two patents in his name for roller skate and skateboard related inventions. His experience in polyurethane chemistry over 30 years with the company has enabled Elasco to produce many unique polymers for use in such diverse industries as roller skate and skateboard wheels, exercise equipment, bowling pin setter equipment and fire hydrant seals.

Item 6.  Executive Compensation

The following table sets forth information concerning the total compensation paid or accrued by us during the two fiscal years ended September 30, 2009 and 2008 to (i) all individuals that served as our principal executive officer or acted in a similar capacity for us at any time during the fiscal year ended September 30, 2009; (ii) all individuals that served as our principal financial officer or acted in a similar capacity for us at any time during the fiscal year ended September 30, 2009; and (iii) all individuals that served as executive officers of ours at any time during the fiscal year ended September 30, 2009 that received annual compensation during the fiscal year ended September 30, 2009 in excess of $100,000.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compen-sation ($)	Non- qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Randall Fernandez,(2) Chief Executive and Financial Officer	2009 2008	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

Hilda Rivera,(3) Secretary	2009 2008	0 1,000	0 0	0 0	0 0	0 0	0 0	0 0	0 1,000

Shawn Phillips,(1) Chief Executive and Financial Officer	2008	0	0	0	0	0	0	0	0

(1)

Shawn Phillips served as our President, Chief Executive Officer from inception until June 9, 2008 and served as our Chief Financial Officer, Secretary and Treasurer from October 18, 2007 to September 9, 2008.

(2)

Randall Fernandez has served as our President, Chief Executive Officer, Chief Financial Officer, Treasurer and as a Director from September 9, 2008, through the present.

(3)

Hilda Rivera has served as our Secretary from September 9, 2008, and as a Director from inception through the present.

We have not issued any stock options or maintained any stock option or other incentive plans since our inception. We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans. Similarly, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers or any other persons following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of us or a change in a named executive officer’s responsibilities following a change in control.

Compensation of Directors

During the fiscal years ended September 30, 2009 and 2008, there were no arrangements between us and our directors that resulted in our making any payments to our directors for any services provided to us by them as directors.

Item 7.  Certain Relationships and Related Transactions, and Director Independence

As at September 30, 2009, the Company owed Shawn Phillips, a former director and former officer of the company $42,265.  The Company transferred ownership of its wholly-owned subsidiary, Deltron Holdings Corporation S.A., to Shawn Phillips, including all assets, title, interest and liabilities of the subsidiary, in exchange for the waiver of any claim to the amount owed by Mr. Phillips.

Item 8.  Legal Proceedings

The Company’s subsidiary, Elasco, Inc., is party to a lawsuit brought against it by a former employee of Elasco, Inc.  The former employee alleges harassment and serious and willful misconduct.  The Company is denying all allegations and is vigorously defending against these claims.

Item 9.  Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

“Bid” and ”ask” prices for our common stock have been quoted on the Over-The-Counter Bulletin Board (the “OTCBB”) under the symbol “DTRO.OB” since December 20, 2006.  However, our stock has never traded.

As of May 17, 2010, we had 52 shareholders of record of our common stock.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.

we would not be able to pay our debts as they become due in the usual course of business; or

2

 our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividend in the foreseeable future.

Item 10.  Recent Sales of Unregistered Securities

During the fiscal year ended September 30, 2009, we issued no equity securities.

Securities Authorized For Issuance Under Equity Compensation Plans

We do not have any equity compensation plans and accordingly we have no securities authorized for issuance under any such plans.

Item 11.  Description of Registrant’s Securities

Common Stock

Our authorized capital stock consists of 10,000,000,000 shares of common stock, par value $.001 per share. The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will own 20% of our outstanding shares and the purchasers in this offering will own 80%.

Preferred Shares

The Company has authorized 10,000,000 preferred shares authorized, with no preferred shares issued.  The Board of Directors has the authority to issue shares of preferred stock without shareholder approval.  Rights of the Preferred shares have been set as follows:

(1) The Preferred Shares shall be issued from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issue of such shares from time to time adopted by Board of Directors; and in such resolution or resolutions providing for the issue of shares of each particular series, the Board of Directors is expressly authorized to fix the annual rate or rates of dividends for the particular series; the dividend payment dates for the particular series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative; the redemption price or prices for the particular series; the voting powers for the particular series, the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or class or other securities of the corporation, with any provisions for the subsequent adjustment of such conversion rights; and to classify or reclassify any unissued preferred shares by fixing or altering from time to time any of the foregoing rights, privileges and qualifications.

(2) All the Preferred shares of any one series shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

No holder of any of the shares of any class of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the Corporation which the Corporation proposes to issue,  or any rights or options which the Corporation proposes to grant for the purchase of shares of any class of the Corporation or for the purchase of any shares, bonds, securities, or obligations of the Corporations which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the Corporation; and any and all of such shares, bonds, securities, or obligations of the Corporation, whether now or hereafter authorized or created may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

The capital stock of this corporation shall be nonassessable and shall not be subject to assessment to pay the debts of the corporation. Shares are issued without cumulative voting rights and without any preemptive rights.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Item 12.  Indemnification of Directors and Officers

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Item 13.  Financial Statements and Supplementary Data

Audited financial statements of Blu Vu, Inc. are included beginning immediately following the signature page to this report.  See Item 15 for a list of the financial statements included herein.

Item 14.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On August 6, 2009, the Board of Directors appointed Seale & Beers, CPAs (“Seal & Beers”) as Deltron, Inc.’s independent auditors for the 2009 fiscal year, replacing Moore & Associates, Chartered (“Moore”).

On August 6, 2009, the Company received notice from Moore announcing their resignation as the Company’s independent auditor effective August 6, 2009.  Furthermore, the Company has been advised that the PCAOB revoked the registration of Moore on August 27, 2009, because of violations of PCAOB rules and auditing standards in auditing the financial statements, PCAOB rules and quality controls standards, and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder, and noncooperation with a Board investigation.

For the years ended September 30, 2008 and 2007, there were no disagreements with Moore on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to Moore’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports. For the years ended September 30, 2008 and 2007, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Item 15.  Financial Statements and Exhibits

Exhibits:

10.1

Asset Purchase Agreement

Financial Statements:

Included herewith are the audited financial statements of Blu Vu, Inc. as of December 31, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Henry Larrucea

Henry Larrucea, President

Larry O'Donnell, CPA, P.C.

Telephone (303) 745-4545                                                                                          2228 South Fraser Street

Fax (303) 369-9384                                                                                                                                   Unit I

Email larryodonnellcpa@msn.com                                                                          Aurora, Colorado    80014

www.larryodonnellcpa.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Blu Vu Deep Oil & Gas Exploration, Inc.

I have audited the accompanying balance sheets of Blu Vu Deep Oil & Gas Exploration, Inc. as of December 31, 2009 and 2008, and the related statements of operations, changes in stockholders’ (deficit) equity and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Blu Vu Deep Oil & Gas Exploration, Inc. as of December 31, 2009 and 2008, and the results of their operations and their cash flows for the years then, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit of $2,718,001 at December 31, 2009. Additionally, for the year ended December 31, 2009, they had a net loss of $499,863. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Larry O'Donnell, CPA, P.C.

March 31, 2010

Blu Vu Deep Oil & Gas Exploration, Inc.
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2009	2008

Assets
Current Assets:
Cash	$ 29,986	$ 59,597
Accounts receivable	250,993	403,515
Inventory	320,786	259,692
Loan receivable	41,000
Prepaid expenses	4,632	$ 4,632
Total Current Assets	647,397	727,436

Property and equipment, net	49,841	55,841

Total Assets	$ 697,238	$ 783,277

Liabilities and Stockholders' (Deficit) Equity
Current liabilities
Line of credit	$ 125,000	$ 110,000
Accounts payable	228,122	48,665
Accrued expenses	52,196	47,861
Current portion of long term debt	151,077
Total Current Liabilities	556,395	206,526

Notes payable - related party, net of current portion	887,184	869,250

Stockholders' (Deficit) Equity
Common stock, $0.0001 par value; 100,000,000 shares
authorized, 49,845,698 and 5,790,750 shares issued and outstanding
at December 31, 2009 and December 31, 2008, respectively	499	58
Additional paid-in capital	1,971,161	1,925,580
Accumulated deficit	(2,718,001)	(2,218,137)
Total Stockholders' (Deficit) Equity	(746,341)	(292,499)

Total liabilities and stockholders' (deficit) equity	$ 697,238	$ 783,277

See the notes to these financial statements.

Blu Vu Deep Oil & Gas Exploration, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended
	December 31,
	2009	2008

Sales	$2,022,689	$3,048,659

Cost of sales	1,739,708	2,861,590

Gross profit	282,981	187,069

Selling, general and administrative expenses	984,969	603,265

Operating income (loss)	(701,988)	(416,196)

Other income (expense)
Interest expense	(54,625)	(62,613)
Gain on owners debt	256,750
Gain on sale of assets	-	122,652

Net loss	$ (499,863)	$ (356,157)

Per share information

Net loss per common share
Basic	$ (0.033)	$ (0.083)
Fully diluted	$ (0.033)	$ (0.083)

Weighted average number of common
stock outstanding	15,135,272	4,283,211

See the notes to these financial statements.

Blu Vu Deep Oil & Gas Exploration, Inc.
CONSOLIDATED STATEMENT OF CASH FLOWS

	For the Year Ended
	December 31,
	2009	2008

Cash Flows from Operating Activities:
Net Income (loss)	$ (499,863)	$ (356,157)

Adjustments to reconcile net loss to net cash used
in operating activities:
Depreciation	6,000	2,492
Allowance for bad debts		3,568
Decrease in accounts receivable	152,521	401,963
(Increase) Decrease in inventory	(61,094)	103,261
Decrease in prepaid expenses		38,769
Increase (decrease) in accounts payable	179,457	(249,701)
Increase (decrease) in accounts payable	4,335	(26,378)

Net Cash Used by Operating Activities	(218,644)	(82,183)

Cash Flows From Investing Activities
Increase in loans receivable	(41,000)
Purchase of equipment	-	(30,154)

Net Cash Used in Investing Activities	(41,000)	(30,154)

Cash Flows from Investing Activities
Proceeds from sale of common stock	670,222
Borrowing (payments) on line of credit	15,000	110,000
Borrowing (payments) on shareholder loans	(455,189)	(68,750)

Net Cash Provided by Financing Activities	230,033	41,250

Net Increase (decrease) in Cash	(29,611)	(71,087)

Cash and Cash Equivalents - Beginning of Period	59,597	130,684

Cash and Cash Equivalents - End of Period	$ 29,986	$ 59,597

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest expense	$ 54,625	$ 62,613
Cash paid for income taxes	$ 800	$ 800

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
ACTIVITIES:
Issuance note payable stockholder for investment	$ 541,021	$ -

See the notes to these financial statements.

Blu Vu Deep Oil & Gas Exploration, Inc.
CONSOLIDATED STATEMENT OF STOCKHOLDER'S (DEFICIT) EQUITY
For The Years Ended December 31, 2009 and 2008

			Additional
	Common Stock		paid-in	Accumulated
	Number of shares	Amount	Capital	Deficdit	Totals

Balance - December 31, 2007	4,100,000	$ 41	1,925,597	$ (1,861,981)	$ 63,657

Common stock issued	1,690,750	17	(17)	-	-

Net loss	-	-	-	(356,157)	(356,157)

Balance - December 31, 2008	5,790,750	58	1,925,580	(2,218,138)	(292,500)

Recapitalization in reverse acquisition			(624,200)		(624,200)

Issuance of stock for cash	44,054,948	441	669,781		670,222

Net loss	-	-	-	(499,863)	(499,863)
Balance - December 31, 2009	49,845,698	$ 499	$ 1,971,161	$ (2,718,001)	$ (746,341)

See the notes to these financial statements.

Blu Vu Deep Oil & Gas Exploration, Inc.

Notes to Financial Statements

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

Business Description

Blu Vu Deep Oil & Gas Exploration, Inc. was incorporated in 2008 under the law of Nevada. Blu Vu is a technology company engaged in manufacture and mass-market proprietary breathing equipment developed specifically for the oil and gas, mining and safety industries, military and recreational divers. Production and manufacture of the equipment (primarily Closed-Circuit Rebreathers “CCRs” and components used for all types of rebreathers) is been done by Blu Vu’s fully-owned subsidiaries, while Blu Vu provides financial, operational and technical expertise.

On March 24, 2009 the company acquired all of the outstanding stock of a privately held corporation, Elasco, Inc. for a promissory note payable of  $540,000.  Elasco was incorporated on October 25, 1979 in the state of Calfornia.  Its principal business is the manufacturer and sales of open cast molded polyurethane elastomer products such as skateboard, roller skate, and industrial wheels.

The acquisition of Elasco by Blu Vu has been accounted for as a reverse capitalization .  The reverse capitalization was the acquisition of a private operating company into a non-operating shell corporation with nominal net assets and is treated as a capital transaction, rather than a business combination.  As a result no goodwill is recorded.  In this situation Blu Vu is the legal acquirer because it acquired all of the equity interest of Elasco and Elasco is the legal acquiree because its equity interests were acquired.  However, Elasco is the acquirer and Blu Vu Deep is the acquiree for accounting purposes.  The pre-acquisition financial statements of Elasco are treated as the historical financial statements of the consolidated companies.

Principles of consolidations

The accounting consolidated financial statements are presented in accordance with U.S generally accepted accounting principles. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries after elimination of all significant intercompany transactions and balances. The financial statements reflect necessary adjustments, all of which were of a recurring mature and are in the opinion of management necessary for a fair presentation.

Cash and cash equivalents

For purposes of reporting cash flows, the company considers all short term debt securities purchases with a maturity of three months or less to be cash equivalents.

Inventory

Inventory consist of raw material, work in progress, and finished goods.  It is stated at the lower of cost or market on a first in, first out (FIFO) basis.

Property and Equipment and depreciation policy

Property and equipment are recorded at cost, less accumulated depreciation.  Cost of repairs and maintenance are expensed as they are incurred. Major repairs that extend the useful life of equipment are capitalized and depreciated over the remaining estimated useful life. When property and equipment are sold or otherwise disposed, the related cost and accumulated depreciation are removed from the respective accounts and the gains or losses realized on the disposition are reflected in operations. The Company uses the straight - line method in computing depreciation for  financial reporting purposes.

Long – lived assets and intangible assets

The Company accounts for intangible assets in accordance with the provisions of SFAS No. 142, “Accounting for Goodwill and Other Intangible Assets”. Intangible assets that have defined lives are subject to amortization over the useful life of the assets. Intangible assets held having no contractual factors or other factors limiting the useful life of the asset are not subject to amortization bur are reviewed at least annually for impairment or when indicators suggest that impairment be needed.  Intangible assets are subject to impairment review at least annually or when there is an indication that an asset has been impaired. The company is in the process of patented its technology. As of December 31, 2009 the Company has the funding and the human resources necessary to patent its technology.

Income taxes

The Company uses the assets and liability method of accounting for income taxes pursuant to SFAS No. 109 “Accounting for Income Taxes”. Under the assets and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

In June 2006, the FASB issued FASB Interpretation No. 48, “ Accounting for Uncertainty in Income Taxes.” Specifically, the pronouncement prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on the related derecognition, classification, interest and penalties, accounting for interim periods, disclosure and transition of uncertain tax positions. The company adopted this interpretation effective January 1, 2007. The adoption of FIN 48 did not have a material impact on the Company’s financial position, results of operations or cash flows.

Revenue recognition

The company recognizes revenues through its consolidated fully owed subsidiary. Revenues are recognized on an accrual basis as it invoices for product.  The company recognizes revenue after the product has been delivered.

 Use of estimates

The Company’s Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of the Company’s Consolidated Financial Statements requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the related disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results may differ significantly from these estimates under different assumptions or conditions.

Advertising costs

Advertising costs are charged to operations when incurred.

Variable interest entities

The only potential variable interest entity with which the company is associated is the lessor of the manufacturing plans where Elasco, Inc. operates  The company has reviewed the requirements of FIN46R and has determined that the related entity is not a VIE and therefore is not required to consolidate the lessor’s financial statements.

Basic and Diluted Per Common Share

Under Statement of Financial Accounting Standards (“SFAS”) No.

128 “Earning Per Share”  basic earnings per common share is computed by dividing income available to common stockholders by the weight average number of common shares assumed to be outstanding during the period of computation. Diluted earning per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued if the additional shares were dilutive.

Significant Recent Accounting Pronouncements

In May 2009, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Codification Topic No. 855, Subsequent Events. This guidance establishes general standards of accounting for and, disclosure of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It sets forth (i) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and (iii) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. The guidance is effective for interim or annual financial periods ending after June 15, 2009 and was adopted with no material effect on the Company's statement of financial condition or results of operations.

In June 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles a replacement of FASB Statement No. 162" (“SFAS 168").  Under SFAS 168, the FASB Accounting Standards Codification (Codification) will become the sole source of authoritative U.S. GAAP to be applied by non-governmental entities.  SFAS 168 is effective for the financial statements issued for interim and annual periods ending after September 15, 2009.  The adoption will have no material impact on the Company’s financial statements but will require that interim and annual filings include references to the Codification.

In June 2009, the FASB issued Accounting Standards Codification Topic No. 105-10, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles ("ASC 105-10"). This guidance establishes the FASB Accounting Standards Codification (the "Codification") as the source of authoritative accounting principles  recognized by the FASB to be applied by nongovernmental entities in  the preparation of financial statements in conformity with U.S. GAAP.  Rules and interpretive releases of the SEC under authority of federal  securities laws are also sources of authoritative U.S. GAAP for SEC  registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates ("ASUs"). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the basis for conclusions on the change(s) in the Codification. References made to FASB guidance throughout this document have been updated for the Codification.

In October 2009, the FASB issued Accounting Standards Codification Topic No. 605, Multiple-Deliverable Revenue Arrangements. This guidance establishes a selling price hierarchy for determining the selling price of a deliverable and expands the disclosures required for multiple-deliverable revenue arrangements. This guidance is effective for revenue arrangements that are entered into or are materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. The adoption will have no material impact on the Company’s financial statements.

NOTE 2 – GOING CONCERN

The financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. However, the Company has a net deficit in retained earnings of $2,718,001.  The company is able to pay its obligations to vendors from fund raised from shareholders. The Company intends on financing its future development activities from the same sources, until such time that funds provided by operations are sufficient to fund working capital requirements.

NOTE 3 – INVENTORY

Inventory consisted of the following at December 31, 2009 and 2008.

2009

2008

Raw material

$219,372

$520,281

Work in process

101,996

18,915

Finished goods

     8,418

    49,496

320,786

268,692

Less allowance for obsolete inventory

    (9,000)

   (9,000)

$320,786

$259,692

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2009 and 2008.

2009

2008

Machinery & equipment

$237,377

$237,377

Tooling

139,138

139,138

Computer equipment

94,383

94,383

Leasehold improvements

38,720

38,720

Furniture, fixtures and office equipment

   17,033

   17,033

526,651

526,651

Less accumulated depreciation

 476,810

  470,810

$  49,841

$  55,841

NOTE 5 – LINE OF CREDIT

The Company has entered into a line of credit agreement with a bank.  The maximum borrowing is $125,000.  Interest is calculated at prime plus 1.5% (with an interest rate floor of 6.5%) and is paid monthly.  The agreement expires June 1, 2010 at which time the entire principal balance is due.  The line of credit is personally guaranteed by the Trust of the former owner of Elasco.  The balance at December 31, 2009 is $125,000 at 6.5%.

NOTE 6 – NOTES PAYABLE – RELATED PARTY

Concurrent with the sale of Elasco the previous owner agreed to exchange his outstanding demand note, with an outstanding balance of $856,750, for a 10 year note at 5% for $600,000.  The difference of $256,750 was recorded as a gain in Other Income.  Total interest paid or accrued for the shareholder in 2009 was $34,751 and the balance of the note as of December 31, 2009 was $563,862.

The same party received a promissory note for the stock of Elasco for $540,000.  The note is due in monthly payments of $10,000 and bears interest at 4.23%.  The note is secured by the stock of Elasco.

Current maturities of the notes payable for each of the five years ending December 31 are as follows:  2010 $151,077; 2011 $ 207,637; 2012 $217,401; 2013 $247,383; 2014  $119,894.           .

NOTE  7 – CONCENTRATION OF CREDIT RISK

A material part of the Company’s account receivables is outstanding with five customers.  The amount owed by these customers at December 31, 2009, was $172,433.  This represents approximately 67% of the Company’s receivables.  Sales to these five customers represented 74% of total sales.  The amount owed by these customers at December 31, 2008, was $298,709.  This represents approximately 69% of the Company’s receivables.  Sales to these five customers represented 51% of total sales.

NOTE 8 – OPERATING LEASE COMMITMENTS – RELATED PARTIES

The Company leases a manufacturing and office facility from a related partnership as an operating lease which expires in 2015.  This lease currently requires monthly payments of $5,533 plus related insurance and maintenance and can be raised at the discretion of the Company’s shareholder.  Rental expense under this lease for the years ended December 31, 2009 was $70,633 all of which was paid to a related party.

Future rental payments required under this operating lease are as follows:

Year Ended

              December 31,

      2010

$ 66,396

      2011

   66,396

      2012

                                                               66,396

      2013                                                                         66,396

                  2014

               66,396

      2015

   66,396

The Company currently contracts with Kaleidoscope Real Estate, Inc, a consulting corporation. Kaleidoscope provides consultation on funding target acquisitions, assistance with due diligence process and with capital structure and capital resources such as accredited investors, private equity participants, micro cap equity funds, broker/dealers and institutional investor relationships. It also provides guidance in finding available alternative to maximize shareholder value, development of potential strategic alliances, mergers and acquisitions and periodic preparation and distribution of research reports and other information to the broker/dealer and investment banking community. In 2009 the Company paid Kaleidoscope Real Estate $25,000 in consulting fees.

NOTE 9 – STOCK HOLDER EQUITY

The company has an agreement with Transfer Online, Inc. to represent the company as a corporate stock transfer and as a registered agent. In October 2008 the company initially authorized 100,000,000 shares at a $0.0001 par value. By December 31, 2008 the company issued 38,790,750 common stock to 22 shareholders.  The Company raises capital through a Regulation S offering. During 2009 the Company raised $570,200.

NOTE 10 – INCOME TAXES

The Company recognizes deferred income tax liabilities and assets for the expected future tax consequences of events that have been recognized in the financial statements or tax returns.  Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

The Company incurred no income taxes for the periods ended December 31, 2009 and 2008 except for $800 each year for state franchise taxes.  The expected income tax benefit for the period ended December 31, 2009 and 2008 is approximately $170,000 and $120,000, respectively.  The difference between the expected income tax benefit and non-recognition of an income tax benefit in each period is the result of a valuation allowance applied to deferred tax assets.

NOTE 11 – SUBSEQUENT EVENT

Pursuant to a Letter of Intent dated October 8, 2009, Deltron, Inc. a Nevada corporation seeks to acquire all the issued and outstanding stock of Blu Vu.  The parties intend to structure the transaction as a merger with Blu Vu merging with and into a newly formed, wholly owned subsidiary of Deltron.  Deltron will issue approximately 37,888,889 shares of its common stock to Blu Vu stockholders